UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2012

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13237	13-3949418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Church Street, New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Centerline Holding Company (“Centerline,” “we,” “our,” or “us”) and Centerline Capital Group Inc. entered into the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 5, 2010, with the Guarantors listed on Schedule 1 thereto; the Lenders named therein; Bank of America, N.A., as issuing bank and as administrative agent; Banc of America Securities, LLC and Citicorp USA, Inc., as co-lead arrangers; and Banc of America Securities, LLC as book manager (as subsequently amended, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the same meaning herein as ascribed to them in the Credit Agreement.

In 2011, we entered into a waiver (the “Waiver”) to the Credit Agreement, which Waiver has, as previously disclosed, been amended five times. As of October 5, 2012, we entered into a sixth amendment to the Waiver (the “Sixth Amendment to the Waiver”), which, among other things:

•
granted a waiver until January 11, 2013 of our noncompliance with the Consolidated EBITDA to Fixed Charge Ratio covenant contained in the Credit Agreement with respect to the fiscal quarters ended September 30, 2011, March 31, 2012, June 30, 2012 and September 30, 2012;

•
granted a waiver until January 11, 2013 of our noncompliance with the Total Debt/Consolidated EBITDA Ratio covenant contained in the Credit Agreement with respect to the fiscal quarters ended June 30, 2012 and September 30, 2012; and

•	required us to pay certain costs and expenses incurred by the administrative agent in administering the Credit Agreement.

In addition, as of October 5, 2012, we had 320,291 Series A Convertible Community Reinvestment Act Preferred Shares outstanding (the “Convertible CRA Shares”).  As we had not repurchased these Convertible CRA Shares as of January 1, 2012, the holders of the Convertible CRA Shares have the option to require us to purchase the Convertible CRA Shares for the original gross issuance price per share, which totaled approximately $6.0 million as of October 5, 2012.  The holders of the Convertible CRA Shares have exercised their options to require us to purchase the Convertible CRA Shares.  However, we have been restricted from meeting this requirement pursuant to the terms of the Credit Agreement.  As described further below, the Sixth Amendment to the Waiver allows us to engage in negotiations with current and former holders of the Convertible CRA Shares to redeem the outstanding Convertible CRA Shares and otherwise settle rights of certain former holders (the “Former Preferred Holders”) of certain of our preferred shares, including the Convertible CRA Shares (the “Preferred Shares”), subject to specified conditions.

The redemption of the Convertible CRA Shares held by the current holders thereof may trigger rights we granted to certain Former Preferred Holders whose Preferred Shares were redeemed in 2010 to be treated no less favorably with respect to the redemption of their Preferred Shares (“Most Favored Nation Rights”) than any holder of Convertible CRA Shares that is subsequently redeemed.  Certain of the Former Preferred Holders also have anti-dilution rights (the “Anti-Dilution Rights”), which, until March 5, 2013 (or earlier in certain cases), prohibit us from issuing securities if such issuance would reduce such Former Preferred Holders’ ownership of our common shares of beneficial interest, no par value (the “Common Shares”), below specified percentages. The Sixth Amendment to the Waiver allows us to redeem the outstanding Convertible CRA Shares and eliminate the Most Favored Nation Rights and the Anti-Dilution Rights at any time on or prior to January 11, 2013; provided, however¸ that the costs of such redemptions and elimination of rights do not exceed specified amounts (excluding amounts attributable to any Common Shares issued in connection with such redemptions or elimination of rights).  We can provide no assurance that we will be able to successfully negotiate the redemption of the outstanding Convertible CRA Shares or the elimination of the Most Favored Nation Rights or the Anti-Dilution Rights.

The waivers granted in the Sixth Amendment to the Waiver will expire on January 11, 2013, and it is expected that we will not be in compliance with the Consolidated EBITDA to Fixed Charges Ratio covenant or the Total Debt/Consolidated EBITDA Ratio covenant in future periods. While we would pursue any options available to us in order to avoid the consequences of covenant non-compliance (such as obtaining additional waivers for covenant non-compliance, working with our lenders to extend, modify or restructure our debt obligations, dispose of our assets or adjust our business, or otherwise pursue strategic and financial alternatives available to us in order to preserve enterprise value), we can provide no assurance that such efforts would enable us to avoid defaults on or the acceleration of our obligations or if implemented will not involve a substantial restructuring or alteration of our business operations or capital structure.  Our ability to obtain any additional waivers or concessions from our lenders will be impacted by the continued satisfaction of our covenants and obligations under the Credit Agreement, including those requiring scheduled amortization payments.  In addition, a default under our Credit Agreement would result in a cross default under our mortgage banking warehouse facilities, which could eliminate our ability to originate mortgage loans, a development that would have a material adverse effect on our business, financial condition and results of operations.  If we do not comply with the covenants and obligations in the Credit Agreement or our other loan agreements, our lenders may choose to declare a default and exercise their remedies, including acceleration of our debt obligations, and, as a consequence, we may determine it advisable to seek protection under the provisions of the U.S. Bankruptcy Code in order to preserve enterprise value.

The following is a brief description of additional material relationships between Centerline and the other parties to the Credit Agreement other than in respect of the Credit Agreement:

•
Based on information contained in a Schedule 13G filed by Bank of America, N.A. and certain of its affiliates on February 14, 2012, Bank of America, N.A. and certain of its affiliates beneficially own 30,896,968, or approximately 8.6%, of our Common Shares;

•	Bank of America, N.A. and certain of its affiliates have Most Favored Nation Rights and Anti-Dilution Rights;

•
Two subsidiaries of Centerline entered into a Fourth Amended and Restated Warehousing Credit and Security Agreement with Bank of America, N.A. on September 25, 2012, pursuant to which they may borrow up to $100,000,000 from Bank of America, N.A. to fund the origination of eligible loans, subject to the terms and conditions of the agreement;

•	Centerline manages certain of Bank of America, N.A.’s and Citicorp USA Inc.’s low income housing tax credit investments;

•
an affiliate of Citicorp USA, Inc. is a lender and the senior agent for a credit facility, dated as of June 28, 2006, for Centerline Financial LLC, a partially owned indirect subsidiary of Centerline (Centerline Financial LLC is currently restricted from, among other things, engaging in new business and no amounts are currently borrowed under this facility); and

•	an affiliate of Citicorp USA, Inc. beneficially owns 15,448,575, or approximately 4.4%, of our Common Shares.

Item 8.01.  Other Events

Centerline will hold its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) on December 13, 2012.  The Annual Meeting will be convened and administered completely as a “virtual meeting” of shareholders; that is, shareholders will be able to participate by means of remote communication only.  Shareholders of record of the Company at the close of business on October 18, 2012, the record date fixed for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.

Pursuant to the Company’s Bylaws, notice of any proposal or trustee nomination to be presented by any shareholder at the Annual Meeting must be delivered to the Company’s board of trustees at the Company’s principal executive officers not later than October 19, 2012.  The Company also will consider any proposal submitted not later than October 19, 2012 to have been timely received for purposes of Rule 14a-8 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

BY:	/s/ Michael P. Larsen
Michael P. Larsen
Chief Financial Officer (Principal Financial Officer)

October 9, 2012